                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement            [_]Confidential, for Use of the
                                             Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              VALLEY MEDIA, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                           [LOGO] VALLEY MEDIA, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 23, 1999

To the Stockholders
of Valley Media, Inc.:

   The Annual Meeting of the Stockholders of Valley Media, Inc. (the "Company") will be held at the Heidrick Ag History Center, 1962 Hays Lane, Woodland, California on Friday, July 23, 1999, at 10:00 a.m. Pacific Daylight Time for the following purposes:

     1. To elect two directors to serve for a three-year term or until their successors have been elected and qualified.

     2. To approve the amendment and restatement of the Company's 1997 Stock Option Plan.

     3. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   Only stockholders of record at the close of business on June 9, 1999 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. In accordance with Delaware law, a list of the Company's stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during normal business hours at the Company's offices at 1280 Santa Anita Court, Woodland, California, 95776 for ten days prior to the meeting.

                                          By Order of the Board of Directors

                                          J. Randolph Cerf
                                          Secretary

June 23, 1999

   YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                               VALLEY MEDIA, INC.

                               ----------------

                                PROXY STATEMENT

   The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Valley Media, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of the Stockholders of the Company, to be held at the Heidrick Ag History Center, Woodland, California on July 23, 1999, at 10:00 a.m. Pacific Daylight Time, and at any adjournment or postponement thereof (the "Annual Meeting" or "Meeting"), for the reasons set forth in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on June 9, 1999 are entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had outstanding 8,449,009 shares of common stock. Holders of common stock are entitled to one vote for each share held.

   If the enclosed form of proxy is properly signed and returned, the shares that the proxy represents will be voted at the Annual Meeting in accordance with the instructions specified on the proxy. If the proxy does not specify how the shares are to be voted or withhold authority to vote on any matter, the proxy will be voted FOR the election of the two directors proposed by the Board, FOR the approval of the amendment and restatement of the 1997 Stock Option Plan and FOR the ratification of Deloitte & Touche LLP as independent auditors of the Company for fiscal 2000. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy or by attendance at the Meeting and voting in person. Votes will be tabulated by the inspector of elections of the Meeting.

   A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) a plurality vote of the shares present, in person or by proxy, at the Meeting and entitled to vote is required for the election of directors and (ii) the affirmative vote of the majority of the shares present, in person or by proxy, at the Meeting and entitled to vote is required for the approval of the amendment and restatement of the 1997 Stock Option Plan and for the ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for fiscal 2000. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against a matter presented at the Meeting. Broker non-votes are considered as shares not entitled to vote with respect to a matter, but are counted toward the establishment of a quorum.

   The expense of soliciting proxies will be paid by the Company. Following the original mailing of the proxies and soliciting materials, employees of the Company may solicit proxies by mail, telephone, facsimile transmission and personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company's common stock and to request authority for the exercise of proxies; in such cases, the Company will reimburse such holders for their reasonable expenses.

   This Proxy Statement was first mailed to stockholders on or about June 23, 1999.

                                    Item 1:
                             Election of Directors

Nominees

   Directors of the Company are elected to serve three-year terms on the Board. At the Annual Meeting two directors will be elected, each to hold office until a successor is elected and qualified, or until the death, resignation or removal of the director. The two persons whom the Board has nominated are Robert R. Cain and Lawrence Archibald. Shares represented by the accompanying proxy will be voted for the election of these two nominees unless the proxy is marked in such a manner as to withhold authority so to vote. The Company has no reason to believe that the nominees for election will not be available to serve their prescribed terms. However, if any nominee is for any reason unable to serve or will not serve, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine.

 Directors and Nominees for Election at the 1999 Annual Meeting

   Robert R. Cain, 45, has served as the Company's President since January 1993, as its Chief Executive Officer since December 1997 and as a member of the Board since February 1995.

   Lawrence Archibald, 53, is a member of the Board and chairman of the Compensation Committee. He has been a member of the Board since March 1997. Mr. Archibald owned and operated Stereophile, Inc., which published a variety of music reference magazines, from March 1982 to June 1998, when Stereophile sold substantially all of its assets.

 Directors Whose Terms Expire at the 2000 Annual Meeting

   Barnet J. Cohen, 52, is the founder of the Company and has been Chairman of the Board from its formation. He served as the Company's Chief Executive Officer from March 1979 until December 1997.

   Christopher Mottern, 55, is a member of the Board, chairman of the Audit Committee and a member of the Compensation Committee. He has been a member of the Board since March 1997. Mr. Mottern has served as the President and Chief Executive Officer of Peet's Coffee and Tea, Inc. since May 1997. Mr. Mottern served as President of Heublein Wines from July 1992 to September 1996.

 Directors Whose Terms Expire at the 2001 Annual Meeting

   Wendy Paskin-Jordan, 42, has been a member of the Board since December 1998. She became a member of the Audit and Compensation Committees in May 1999. Ms. Paskin-Jordan has served as principal of Paskin & Kahr Capital Management, an investment management firm, since August 1998, and as principal of Jordan & Torres LLC, a consulting firm, since August 1998. From January 1995 to July 1998 she served as a Managing Director and Partner for Montgomery Asset Management, and from September 1986 to December 1994 she served as National Sales Manager and Vice President for Wells Fargo Bank.

   James Sha, 45, is a member of the Board and a member of the Audit Committee. He has been a member of the Board since June 1998. Mr. Sha has served as a general partner of Apogee Venture Group, LLC, an investment and management-consulting firm, since October 1998. He served as Senior Vice President of Commerce Applications for Netscape Communications Corporation from August 1998 to October 1998, and as Vice President, Unix Division, for Oracle Corporation from June 1990 to August 1998. Mr. Sha is a director of Abovenet Communications Inc.

Committees of the Board of Directors

   The Board met a total of two times in fiscal 1999. The Board has two committees, the Audit Committee and the Compensation Committee. The Board does not have a Nominating Committee. The Audit Committee selects the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews the Company's interim and year-end operating results with management and the independent accountants, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The members of the Audit Committee are Messrs. Mottern and Sha and Ms. Paskin-Jordan. Mr. Mottern is the chairman of the Audit Committee. The Audit Committee did not meet in fiscal 1999. The Compensation Committee reviews and recommends the compensation arrangements for management of the Company and administers the Company's stock option plans. The members of the Compensation Committee are Messrs. Archibald and Mottern and Ms. Paskin-Jordan. Mr. Archibald is the chairman of the Compensation Committee. The Compensation Committee met two times in fiscal 1999.

   No incumbent director during fiscal 1999 attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which the individual has been a director and (2) the total number of meetings held by any committee of the Board on which the director served during the period for which the director served on such committee.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee was formed in March 1997. Two of the original Committee members, Mr. Archibald, who is the chairman of the Committee, and Mr. Mottern, are not and have never been officers or employees of the Company. Mr. Cohen, who originally was the third member of the Committee, has been Chairman of the Company since its formation and served as the Company's Chief Executive Officer from March 1979 until December 1997. In May 1999, Mr. Cohen was replaced by Ms. Paskin-Jordan, who is not and has never been an officer or employee of the Company.

Compensation of Directors

   Directors who are not currently employees of the Company receive (a) an annual retainer of $5,000, payable quarterly, (b) $1,000 per Board meeting attended and (c) $500 per committee meeting attended, if such meeting is held separately from the Board meeting. In addition, non-employee directors are reimbursed for reasonable expenses incurred in connection with attending each Board meeting and are eligible to receive stock options under the 1997 Stock Option Plan. During fiscal 1999, Ms. Paskin-Jordan and Mr. Sha each were granted an option under the Company's 1997 Stock Option Plan to purchase 4,020 shares of common stock at exercise prices of $11.19 per share and $9.95 per share, respectively. Both exercise prices represented the fair market value of the common stock as of the date of grant.

Executive Compensation

   The following table sets forth information as to compensation paid or accrued by the Company for fiscal 1999 to its Chief Executive Officer and each of its four other most highly compensated executive officers (collectively, the "Named Executive Officers").

Summary Compensation Table

                                                                        Long-Term       All Other
                                    Annual Compensation               Compensation   Compensation ($)
                        -------------------------------------------- --------------- ----------------
Name and Principal                                   Other Annual      # of Stock
Position                Year Salary ($) Bonus ($) Compensation(1)($) Options Granted 401K($) ESOP ($)
------------------      ---- ---------- --------- ------------------ --------------- ------- --------
Barnet J. Cohen........ 1999  $450,000  $ 60,480           --                --      $6,258   $1,600
 Chairman of the Board  1998   406,923   166,263           --                --       5,612    1,600
Robert R. Cain......... 1999   321,692   187,081           --             16,080      4,100    1,600
 President and Chief    1998   273,077   111,462           --                --       4,366    1,600
  Executive Officer
Kenneth Alterwitz...... 1999   215,000    70,305           --              8,040      4,929    1,600
 Senior Vice President, 1998   192,712    62,860       $14,153(1)          8,040      4,137    1,600
  Sales and Marketing
J. Randolph Cerf....... 1999   165,462    47,700           --              8,040      3,477    1,600
 Senior Vice President, 1998   152,000    38,000           --              8,040      3,140    1,570
  Chief Financial
  Officer and Secretary
John Kordic............ 1999   142,615    38,151           --              8,040      3,006    1,600
 Senior Vice President, 1998   122,885    32,663           --              8,040      1,754    1,269
  Operations

--------
(1) Represents payment of sales commissions.

Option Grants in Last Fiscal Year

   The following table sets forth certain information concerning the number and value of stock options granted to each of the Named Executive Officers in fiscal 1999. Percentages of total options for individual grants are based on an aggregate of options to purchase 240,999 shares of the common stock granted to employees of the Company during fiscal 1999, including the Named Executive Officers. The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant as determined by the Board of Directors. Each such option vests with respect to 1/48 of the shares of common stock underlying such option on the last day of each calendar month, commencing with the month when the option was granted.

   Potential realizable value is based on the assumption that the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect the Company's estimates of future stock price growth.

                                      Individual Grants
                         --------------------------------------------
                                                                          Potential
                                                                      realizable value
                                                                         at assumed
                                                                       annual rates of
                         Number of   Percent of                          stock price
                         securities total options                     appreciation for
                         underlying  granted to   Exercise               option term
                          options   employees in   price   Expiration -----------------
Name                      granted    fiscal 1999   ($/Sh)     date       5%      10%
----                     ---------- ------------- -------- ---------- -------- --------
Barnet J. Cohen.........      --         --          --         --         --       --
Robert R. Cain..........   16,080        6.7%      $9.95     8/3/08   $100,621 $254,992
Kenneth Alterwitz.......    8,040        3.3%       9.95     8/3/08     50,310  127,496
J. Randolph Cerf........    8,040        3.3%       9.95     8/3/08     50,310  127,496
John Kordic.............    8,040        3.3%       9.95     8/3/08     50,310  127,496

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth certain information concerning the number and value of unexercised stock options held as of April 3, 1999 by each of the Named Executive Officers.

                                                    Number of Unexercised     Value of Unexercised
                                                    Stock Options Held at    In-the-Money Options at
                            Shares                    April 3, 1999 (#)       April 3, 1999 (1)($)
                         Acquired on     Value    ------------------------- -------------------------
Name                     Exercise (#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     ------------ ----------- ----------- ------------- ----------- -------------
Barnet J. Cohen.........       --           --          --          --             --          --
Robert R. Cain..........    52,260     $483,847     318,652      13,400     $9,282,892    $290,445
Kenneth Alterwitz.......    20,100      176,076      43,547      11,390      1,254,846     273,142
J. Randolph Cerf........    24,120      211,291      69,010      11,390      1,998,238     273,142
John Kordic.............     4,824       42,258      58,823      11,390      1,700,829     273,142

--------
(1) The closing price of Valley Media, Inc. common stock on April 1, 1999, the last trading day prior to Valley's fiscal year end, was $31.625.

Employment Agreements

   On April 6, 1998, the Company entered into severance and change in control agreements with the following executive officers:

  .Robert R. Cain, President and Chief Executive Officer

  .Kenneth Alterwitz, Senior Vice President, Sales and Marketing

  .J. Randolph Cerf, Senior Vice President and Chief Financial Officer

  .Melanie Cullen, Senior Vice President, Information Services

  .Paige S. Dickow, Senior Vice President, Human Resources

  .John Kordic, Senior Vice President, Operations

  .Ronald A. Phillips, Senior Vice President, Purchasing

   Each severance agreement provides that the officer who is a party to that agreement will be entitled to certain severance payments if his or her employment is terminated constructively or without cause or he or she resigns within 30 days after the first anniversary of a change in control of the Company. Such severance payments could include payment of an amount equal to twice the aggregate of the officer's annual salary immediately prior to the termination of his or her employment and his or her target bonus for the year in which such termination occurred.

Principal Stockholders

   The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of May 28, 1999, by (a) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of common stock, (b) each director, (c) each of the Named Executive Officers, and (d) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that each individual or entity named has sole investment and voting power of the shares of common stock beneficially owned by them, except for applicable community property laws. The percentages beneficially owned have been calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days of May 28, 1999 are counted as outstanding for the purpose of calculating the number and percentage owned by such person, but not counted outstanding for the purpose of calculating the percentage owned by any other person listed. Percentages beneficially owned are based on shares of common stock outstanding as of May 28, 1999. With respect to shares held in the Employee Stock Ownership Plan (the "ESOP"), allocated shares are voted by the persons to whose account they are allocated. The ESOP trustees have authority to direct the votes of unallocated shares and allocated shares that are not voted by the person to whom they are allocated. Virtually all of the shares held by the ESOP are currently allocated to individual accounts. An asterisk indicates beneficial ownership of less than 1.0% of the outstanding shares of common stock.

                                                        Shares     Percentage
                                                     Beneficially Beneficially
Name                                                    Owned        Owned
----                                                 ------------ ------------
Barnet J. Cohen(1)..................................  3,893,195       46.1%
1280 Santa Anita Court
Woodland, California 95776
Robert R. Cain(2)...................................    404,428        4.6
J. Randolph Cerf(3).................................     99,950        1.2
Lawrence Archibald(4)...............................     69,429          *
John Kordic(5)......................................     66,514          *
Kenneth Alterwitz(6)................................     65,253          *
James Sha(7)........................................     40,870          *
Wendy Paskin-Jordan(8)..............................     40,786          *
Christopher Mottern(9)..............................     26,381          *
All Directors and Executive Officers as a Group (12
 persons)(10).......................................  4,868,697       53.5

--------
(1) Consists of 3,094,966 shares of common stock and 798,229 shares of common stock held by the ESOP. Mr. Cohen and his wife Barbara Cohen are the trustees of the ESOP. Mr. Cohen disclaims beneficial ownership of the ESOP shares except to the extent of any pecuniary interest in such shares held by Mr. Cohen as an ESOP participant.
(2) Consists of 73,728 shares of common stock, exercisable options to purchase 319,657 shares of common stock, and 11,043 shares of common stock allocated to Mr. Cain's account under the ESOP.
(3) Consists of 29,120 shares of common stock, exercisable options to purchase 70,014 shares of common stock and 816 shares of common stock allocated to Mr. Cerf's account under the ESOP.
(4) Consists of 67,168 shares of common stock and exercisable options to purchase 2,261 shares of common stock.
(5) Consists of 5,324 shares of common stock, exercisable options to purchase 59,827 shares of common stock and 1,363 shares of common stock allocated to Mr. Kordic's account under the ESOP.

(6) Consists of 20,100 shares of common stock, exercisable options to purchase 44,551 shares of common stock, and 602 shares of common stock allocated to Mr. Alterwitz's account under the ESOP.
(7) Consists of 40,200 shares of common stock and exercisable options to purchase 670 shares of common stock.
(8) Consists of 40,200 shares of common stock and exercisable options to purchase 586 shares of common stock.
(9) Consists of 24,120 shares of common stock and exercisable options to purchase 2,261 shares of common stock.
(10) Consists of 3,423,181 shares of common stock, 798,229 shares of common stock held by the ESOP for which Mr. Cohen serves as co-trustee, and exercisable options to purchase 647,287 shares of common stock.

Report of the Compensation Committee of the Board of Directors

   The Company's Board of Directors formed a Compensation Committee in March 1997 (the "Committee"). The Committee members during fiscal 1999 were Lawrence Archibald, who was the Committee's Chairman, Christopher Mottern and Barnet Cohen. Messrs. Archibald and Mottern have never been officers or employees of the Company. Mr. Cohen has been the Chairman of the Board of Directors since the Company's formation and served as the Company's Chief Executive Officer from March 1979 to December 1997. At the time it formed the Committee, the Board intended that all of the members of the Committee would be outside (i.e., non-employee) directors after the Company completed its initial public offering. For this reason, on May 14, 1999, Barnet Cohen resigned from the Committee and the Board appointed Wendy Paskin-Jordan to serve on the Committee as Mr. Cohen's successor. Thus, the current Committee members are Lawrence Archibald, who is still the Committee's Chairman, Christopher Mottern and Wendy Paskin-Jordan. Ms. Paskin-Jordan has never been an officer or employee of the Company.

Compensation Philosophy

   The Company's philosophy in designing the compensation programs for its executive officers has been to: (i) motivate each executive toward the achievement of the Company's short and long-term goals, as reflected in its strategic business plans and its mission and values statements; (ii) provide an overall compensation package which is competitive with the median compensation packages offered by similar companies; and (iii) make a significant portion of each executive's total compensation at-risk incentive compensation in order to emphasize the relationship between pay and performance through annual cash bonus opportunities and long-term equity based incentive awards. The three components of the executive compensation program are base annual salary, short-term incentive pay under the Company's annual incentive plan and long-term equity-based awards in the form of stock options.

   The Company has retained independent consultants to assist with development of its executive compensation program based on a comprehensive analysis of pay practices of a custom group of comparator companies. These companies were selected by the Company and consist of national companies in the distribution, wholesale and retail industries with similar sized revenues, sales growth and profit margin.

Base Annual Salary

   An executive officer's base salary is determined by evaluating the responsibilities of the position, the individual's experience and the competitive base salaries paid to executive officers with comparable qualifications, experience and responsibilities. With the assistance of the Company's compensation consulting firm, a survey is conducted of benchmark positions in the comparator group. Base salaries are targeted at a level below the median salary reported for the comparator group (adjusted for size). The Compensation Committee, in making its determinations regarding executives other than the Chief Executive Officer, receives the recommendations of the Company's Chief Executive Officer.

Annual Incentive Plan

   The Company's Management Incentive Plan (the "MIP") provides for variable cash bonuses for eligible executive and management employees based on Company and individual performance. Target bonuses under the MIP are set at levels comparable to the median target bonus opportunity of the comparator group. For fiscal 1999, the MIP as it applied to executive officers had a cash bonus opportunity from 25% to 35% of base salary on March 31, 1999 (45% for the Chief Executive Officer) if the specified financial and performance objectives were met. The bonus is based on both corporate performance as measured by net income and individual performance against pre-established objectives. Each component is weighted 50% for the senior executives. The MIP provides for a threshold of 90% of the net income target before any incentive award is paid. If net income exceeds the target by 20% or more, the corporate portion of the award will payout at 150%. The net income target was exceeded in fiscal 1999.

   Achievement of individual objectives and payment of incentive awards are subject to the approval of the Chief Executive Officer, or in the Chief Executive Officer's case, the Compensation Committee.

Stock Options

   A major objective of the Compensation Committee is to create a strong alignment between the senior executives and stockholders. Using stock options to bring total compensation opportunity to a level at or slightly above the comparator group places a significant portion of compensation at-risk and aligns executives' long-term financial interests with those of the Company's stockholders.

   During fiscal 1999, the Company granted stock options to the Chief Executive Officer and certain senior executives. In determining the number of options to be granted, the Compensation Committee considered the advice of outside consultants, which was based upon the competitive practices of the comparator group and each executive's potential for helping the Company to achieve its long-term objectives. All of such options were granted on August 1, 1998 under the Company's 1997 Stock Option Plan. The options granted vest 100% over four years following the date of grant. All of such options have a ten-year term.

Chief Executive Officer

   Rob Cain's compensation is determined pursuant to the principles noted above. On July 1, 1998, Mr. Cain's base annual salary was increased from $300,000 to $330,000. In determining the amount of Mr. Cain's salary increase, the Committee considered the Company's overall performance in the prior year and the base annual salaries paid to chief executive officers in comparator companies. Mr. Cain's MIP target award opportunity of 45% of annual base salary was also determined by principles noted above. The award for fiscal 1999 was based (100%) on corporate performance as measured by net income. The target was exceeded and Mr. Cain's award was $187,081. Mr. Cain received a stock option grant of 16,080 shares.

Compensation Deductibility Policy

   The Compensation Committee's policy with respect to the tax deductibility of compensation in excess of $1 million payable to each of the Named Executive Officers is to comply with the requirements of Section 162(m) of the Code applicable to qualified performance-based compensation to the extent such compliance is practicable and in the best interest of the Company and its stockholders.

       Lawrence Archibald, Chairman
       Christopher Mottern
       Wendy Paskin-Jordan

Company Stock Performance

   The graph below provides an indicator of cumulative total stockholder return for the Company as compared with the Nasdaq Stock Market (U.S.) index and a Peer Group.

                           COMPARISON OF TOTAL RETURN
                      FROM MARCH 26, 1999 TO APRIL 3, 1999
         AMONG VALLEY MEDIA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP


                                 [LINE GRAPH]

   This graph is based on the assumption that $100 had been invested in Valley Media common stock and each index on March 26, 1999, and that all quarterly dividends were reinvested.

   The Peer Group Index comprises the returns of the following companies, weighted according to their respective stock market capitalization: Arrow Electronics, Inc., Bindley Western Industries, Brightpoint, Inc., CDnow, Inc., Central Garden & Pet Co., Handleman Co., Hollywood Entertainment, Image Entertainment, Inc., Ingram Micro, Inc., Marshall Industries, Musicland Stores Corp., Navaree Corp., Transworld Entertainment, and US Foodservice Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's directors and executive officers and holders of more than 10% of the Company's common stock file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the transaction reports it received from reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and ten percent stockholders were complied with during fiscal 1999, except that certain officers, directors and 10% stockholders inadvertently failed to file the following reports on a timely basis: (i) on April 29, 1999, Mr. Cohen, Mr. Cain, Mr. Alterwitz, Mr. Cerf, Ms. Cullen, Ms. Dickow, Mr. Kordic and Mr. Phillips amended their initial reports of beneficial ownership to indicate the shares of common stock allocated to each of their respective accounts under the Company's Employee Stock Ownership Plan; (ii) on April 13, 1999, Mr. Cerf and Ms. Dickow filed reports of changes in beneficial ownership to report their respective purchases in March 1999 of shares of the Company's common stock; and (iii) on June 18, 1999, Mr. Archibald filed a report of change in beneficial ownership to report his purchase of shares of the Company's common stock in March 1999.

Certain Transactions

   Bernard Herman and Arthur Bach, who were senior officers of Star Video Entertainment, L.P. ("Star"), entered into three-year and one-year employment agreements, respectively, with the Company to serve as officers of the Company's video operations in connection with the Company's acquisition of substantially all of the assets of Star in May 1997. In July 1997, the Company and Messrs. Herman and Bach agreed to terminate those agreements and entered into severance agreements that provide for payments of $21,875 per month to each individual. Mr. Herman's agreement expires in May 2000 and Mr. Bach's agreement expired in May 1998.

   On April 6, 1998, the Company entered into severance agreements with the following executive officers:

  .  Robert Cain

  .  Kenneth Alterwitz

  .  J. Randolph Cerf

  .  Melanie Cullen

  .  Paige Dickow

  .  John Kordic

  .  Ronald Phillips

   Each severance agreement provides that the officer who is a party to that agreement will be entitled to certain severance payments if his or her employment is terminated constructively or without cause or he or she resigns within 30 days after the first anniversary of a change in control of the Company. Such severance payments could include payment of an amount equal to twice the aggregate of the officer's annual salary immediately prior to the termination of his or her employment and his or her target bonus for the year in which such termination occurred.

   In April 1998 and January 1999, Rob Cain, the Company's President and Chief Executive Officer, exercised options granted to him under the 1994 Stock Option Plan to purchase 52,260 shares of common stock at an exercise price of approximately $2.43 per share. The aggregate exercise price paid by Mr. Cain was approximately $127,000. As permitted under the plan, Mr. Cain paid the exercise price by delivering promissory notes in the aggregate principal amount of approximately $127,000. These notes bore interest at an average interest rate of 8.125% per annum, with interest payable quarterly and outstanding principal due three years from the date of issuance. Mr. Cain pledged 52,260 shares of common stock held by him to secure his obligations under the notes. The notes were paid in full by Mr. Cain in April 1999.

   The Company has entered into indemnification agreements with each of its directors and officers. These agreements require the Company to indemnify such directors and officers for certain expenses (including attorneys' fees), judgments, fines, penalties and settlement amounts incurred by any such person in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism by reason of any event or occurrence arising out of such person's services as a director or officer of the Company.

  The Board of Directors recommends a vote in favor of each of the nominees.

                                    Item 2:
              Amendment and Restatement of 1997 Stock Option Plan

General

   Stockholders are being asked to approve the amendment and restatement of the Company's 1997 Stock Option Plan. This proposal will not increase the number of shares reserved for issuance under the existing plan.

   The Company's 1997 Stock Option Plan currently provides for the issuance of stock options for the purchase of up to 1,206,000 shares of common stock to the Company's employees, directors and consultants. As of May 31, 1999, options to purchase an aggregate of 454,339 shares were outstanding under the plan and no options had been exercised pursuant to the plan. In May 1999 the Board of Directors approved an amendment and restatement of the plan to allow the administrator under the plan to award stock, stock appreciation rights and performance shares in addition to stock options. The Board has determined that it is in the interests of the Company to expand its flexibility in increasing the equity ownership of the Company's employees.

   If the amendment and restatement of the 1997 Stock Option Plan is approved, the plan will be restated in the form attached to this proxy statement as Appendix I. No awards have been made under the 1997 Stock Option Plan that are contingent on the amendment being adopted. If the amendment is not approved by the stockholders, the amendment will not become effective and the Company will continue to utilize the 1997 Stock Option Plan in its current form for the grant of stock options.

Description of the Plan

   References in the following description to the "plan" are to the plan as it is proposed to be amended, and references to the "predecessor plan" are to the plan prior to the amendments.

   Administration. The plan is to be administered by the Board of Directors or by a committee of the Board comprising two or more members. The Board has delegated authority to administer the plan to the Compensation Committee (the "Committee") and intends that the Committee will be comprised solely of outside directors. Among other things, the Committee will have the discretion to select the form and timing of awards made under the plan and the persons to whom awards are made. The Committee will also have the authority, subject to the terms of the plan, to adopt rules and regulations to administer and interpret the plan.

   Eligibility. Key employees of the Company and its subsidiaries, including officers of the Company, directors of the Company and independent contractors, consultants or advisors to the Company, are eligible to receive awards under the plan. As of April 30, 1999, options had been granted to approximately 73 persons under the predecessor plan. The class of persons eligible to receive awards under the plan is not changed from those eligible under the predecessor plan.

   Limits. An aggregate of 1,206,000 shares may be issued pursuant to awards granted under the plan. This number is not changed from the number of shares available under the predecessor plan. In addition, during any single year no person may receive (i) stock options for the purchase of more than 150,000 shares, (ii) stock appreciation rights covering more than 150,000 shares, (iii) performance share awards covering more than 150,000 shares or (iv) stock issuances of more than 150,000 shares. The number of shares reserved under the plan and the limits on the respective types of awards, as well as the number of shares subject to any outstanding awards, will be appropriately adjusted in the event of any stock split, stock dividend, reverse stock split or other similar change in the Company's common stock as a class. If an award lapses or rights to the award are returned to the Company or otherwise terminate, the shares subject to such award will be available for future awards under the plan. The plan prohibits the making of awards after March 31, 2009.

   Awards. Awards under the plan may be made in the form of stock options, stock appreciation rights, stock issuances and performance shares.

   Stock options granted under the plan may be either incentive stock options or non-qualified options. The exercise price of an option may not be less than the fair market value of the underlying shares as of the date of grant. If the optionee owns 10% or more of the Company's outstanding shares of common stock, the exercise price must not be less than 110% of the fair market value of the underlying shares on the grant date. Unless the Committee establishes a different vesting period for a particular option, options become exercisable ratably on a monthly basis during the four-year period following the date of grant. If employment is terminated during the vesting period, unvested options will expire; vested options may remain outstanding for periods of as long as one year following termination, depending on the circumstances of the termination and the type of option. An option may not in any event be exercisable for more than ten years following the date of grant. Upon a change in control, outstanding options under the plan will become fully vested. A change in control is defined as any of the following; (i) the sale of all or substantially all of the Company's assets; (ii) any change in ownership or control of the outstanding voting securities of the Company following which any person or entity other than Barnet Cohen, his spouse, any affiliate or associate of either of them, or the Company's Employee Stock Ownership Plan owns 35% or more of the outstanding voting securities of the Company; (iii) any change in the membership of the Board of Directors following which members of the current Board or persons appointed to or nominated for membership by a majority of the members of the current Board do not constitute a majority of the Board; or (iv) any business combination involving the Company immediately following which the stockholders of the Company immediately prior to the combination do not hold more than 65% of the outstanding voting securities of the entity that survives or results from the combination in the same proportions as they held common stock of the Company.

   Incentive stock options are subject to certain additional restrictions, including that such options may only be granted to employees; the aggregate fair market value of the shares underlying incentive stock options that first become exercisable in any year may not exceed $100,000 based on the fair market value of the stock on the date the option was originally granted (to the extent the shares underlying an incentive stock option exceed that threshold, the option will be treated as a non-qualified stock option); and such options must expire within 90 days of termination of employment, other than termination due to death or disability or the option will be treated as a non-qualified option.

   A stock appreciation right ("SAR") allows the holder, upon exercise, to receive common stock or, at the Compensation Committee's election, cash or a combination of cash and common stock, with a value equal to the value of the Company's common stock at the date of exercise less the purchase price specified in the SAR. The purchase price may not be less than the fair market value of the common stock at the date of issue of the SAR. SARs will become vested over periods of time established by the Committee and shall have such other terms, including forfeiture provisions, as are established by the Committee. SARs may be granted in tandem with an option granted under the plan or may be granted independently. SARs granted in tandem with an option will only be exercisable when the accompanying option is exercisable. No SAR may remain exercisable for a period of more than ten years from the date of its grant. The holder of a SAR has no voting, dividend or other rights of a stockholder.

   The plan authorizes stock issuances to eligible persons. Stock issuances may be made for a consideration that is equal to the per share par value of the common stock or such higher price as may be approved by the Committee. The purchase price may be paid in the form of cash, past services rendered to the Company or the foregoing of salary or bonus that is otherwise payable to the participant. The right to retain shares issued as a stock issuance may be made subject to vesting restrictions or performance criteria established by the Committee. If the holder ceases to be employed by the Company during any applicable vesting period, or if applicable performance criteria are not satisfied, the shares of common stock issued as the stock issuance award will be subject to repurchase at the price originally paid by the holder.

   The Company has in recent years adopted on an annual basis a management incentive plan that provides for the payment of bonuses to managerial employees based on the attainment of specified Company and individual performance objectives. 89 employees received a bonus under the fiscal 1999 management incentive plan, and total bonuses paid were $1,248,069. If the plan is approved by stockholders, the Compensation

Committee will seek to increase the equity ownership of its management by allowing them to elect to receive a stock issuance award in lieu of all or a portion of their cash bonus. The Committee intends that common stock issued in lieu of the cash bonus otherwise payable will be subject to a holding period of approximately one year, during which time the shares may not be sold. To induce eligible employees to receive a portion of their bonus in shares of common stock, the Committee intends to grant stock issuances with a value equal to 110% of the dollar amount of the cash bonus foregone. Common stock will be valued for the purpose of determining the number of shares to issue at a price equal to the then-current market price.

   Performance shares awards are credited to an account maintained for the recipient. An award period is established with respect to each grant, and the amount of performance shares earned over the period is based on the Company's, or a subsidiary's or division's, attaining performance goals established by the Committee over the award period. The performance goals will be based on cash flow, expenses, increases in stock price, market share, net income (before or after taxes), net operating income, return on assets, return on equity, return on investment, revenue, total stockholder return, earnings per share, or implementation of processes or projects. The payout on performance shares is equal to the fair market value of the common stock at the end of the award period times the number of performance shares earned. The Committee may establish a maximum payment per share. Awards may be paid in shares of common stock, cash or a combination of both. The holder of performance shares must remain in the employment of the Company throughout the award period, subject to the Committee's ability to allow partial payment in the event of death or disability or a change in control. A recipient of performance shares has no voting, dividend or other rights of a stockholder until shares of common stock are actually issued in payment of an award.

   Transferability. Interests of participants in the plan will not be transferable, except in the event of a participant's death.

   Amendments and Termination. The Board may, with the consent of the affected participant, cancel or reduce an outstanding award if it determines that certain aspects of the award are not in the best interests of the Company. The Board may amend the plan at any time, provided that any amendment of the plan shall be subject to approval of the Company's stockholders to the extent required by applicable laws, regulations or rules.

Federal Income Tax Consequences

   The grant of an incentive stock option should have no tax effect on the Company or the optionee to whom it is granted, and there generally is no regular tax upon exercise of the option. However, the excess of the fair market value of the shares over the option price at the time of exercise of an incentive stock option may subject the recipient to alternative minimum tax. If an optionee does not dispose of shares acquired upon exercise of the option within two years of the date of granting the option, nor within one year after exercise of the option, any gain realized by the optionee on the subsequent sale of such shares generally is treated as a long-term capital gain for federal income tax purposes. If the shares are sold or otherwise disposed of prior to the expiration of either of such periods, the lesser of (a) the fair market value of the stock at the date of exercise less the exercise price and
(b) the gain realized on disposition of the stock is treated as compensation to the optionee taxable as ordinary income. The excess gain, if any, generally is treated as capital gain which will be short-term or long-term capital gain depending upon the length of time the shares were held. The Company generally is allowed a deduction for tax purposes only to the extent, and at the time, that the optionee is treated as receiving compensation income by reason of the optionee's early disposition of shares.

   The grant of a non-qualified stock option or of a stock appreciation right also should have no tax effect on the Company or the recipient of the grant. Generally, the spread between the exercise price and the market value of the Company's common stock on the date of exercise of a non-qualified option or stock appreciation right is taxable as ordinary income to the optionee. To the extent the optionee so realizes ordinary income the Company generally has a corresponding deduction.

   A recipient of stock issuances will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the measurement date, over the amount of any consideration paid, and the amount of ordinary income recognized by the recipient generally is deductible by the Company in the year that the income is recognized. The measurement date will be the date on which any applicable vesting period terminates, unless the recipient elects to have the income determined and recognized as of the date of issuance.

   The grant of performance share awards has no tax effect on the Company or the recipient at the time of the grant. The recipient of any cash payment or shares issued pursuant to the terms of a performance share award generally will recognize ordinary income in an amount equal to the amount of such cash and the fair market value of such shares as of the date of issuance. The amount of ordinary income recognized by the recipient generally is deductible by the Company in the year that the income is recognized.

   Section 162(m) of the Internal Revenue Code limits to $1 million annually the income tax deduction a public corporation (such as the Company) may claim for compensation paid to any of its Named Executive Officers, except in certain limited circumstances. One such exception is for "performance-based compensation" which is defined as compensation paid solely on account of the attainment of one or more performance goals, but only if (1) the goals are determined by a compensation committee of the board of directors comprised solely of two or more outside directors, (2) the material terms of the performance goals are disclosed to stockholders and approved by a majority vote before the remuneration is paid, and (3) before the remuneration is paid, the compensation committee certifies in writing that the performance goals were in fact satisfied. Compensation attributable to stock options will qualify as performance-based compensation provided that the option is granted by a committee of outside directors and the plan contains limitations on options that may be granted in a specified period (and this limitation is approved by stockholders) and the exercise price of the option is not lower than the fair market value of the stock on the date of grant.

Prior Awards

   The plan does not require that awards be made to any particular person or persons. By way of background, during the fiscal 1999, options to purchase 224,919 shares were awarded under the predecessor plan. The number of shares subject to options granted to the Named Executive Officers under the predecessor plan and the Company's 1994 Stock Option Plan is set forth in the table above under "Executive Compensation--Option Grants in Last Fiscal Year."

   The foregoing summary of the principle provisions of the plan is qualified by reference to the full text of the plan annexed as Appendix I to this Proxy Statement.

   The Board of Directors recommends a vote in favor of the amendment and restatement of the 1997 Stock Option Plan.

                                    Item 3:
       Ratification of Selection of Independent Auditors for Fiscal 2000

   The independent auditors of the Company selected by the Audit Committee for fiscal 2000 are Deloitte & Touche LLP. The Board has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since 1995. The Board of Directors expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at such meeting if they desire to do so and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for fiscal 2000 is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm.

   Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the Meeting and entitled to vote is required to ratify the selection of Deloitte & Touche LLP.

   The Board of Directors recommends a vote in favor of the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for fiscal 2000.

Other Matters

   As of the date of this Proxy Statement, the Board does not intend to bring any other business before the Annual Meeting and, as far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. However, as to any other business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Shareholder Proposals

   Proposals of the Company's stockholders that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting of stockholders must be received by the Secretary of the Company at the Company's offices at 1280 Santa Anita Court, Woodland, California 95776, no later than February 24, 2000 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

   In addition, stockholders wishing to nominate directors or propose other business at the 2000 Annual Meeting, but not intending to include such nomination or proposal in the Company's proxy statement for such meeting, must give advance notice pursuant to the requirements of the Company's Bylaws. Per these requirements, notice of any such nomination or proposal must be received by the Company's Secretary at the principal executive offices of the Company not later than May 24, 2000 and not earlier than April 24, 2000, subject to the alternative dates described in the next sentence. If the 2000 Annual Meeting is held earlier than June 23, 2000 or later than September 21, 2000, then notice of such nominations or proposal must be received not sooner than the 90th day prior to such meeting and not later the 60th day prior such meeting, provided that if the date of such meeting has not been publicly announced by the Company at least 70 days prior to its date, then such notice must be received not later than 10 days following the date of the first public announcement of the meeting date. The notice must contain the information required under the Company's Bylaws. If notice is not received in accordance with this schedule, then the nomination or other proposal will not be brought before the 2000 Annual Meeting.

                                             J.Randolph Cerf
                                             Secretary

June 23, 1999

   YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                                   APPENDIX I

                  Amended and Restated 1997 Stock Option Plan

I. General Provisions

   A. Adoption and Purpose of the Plan. This Amended and Restated 1997 Stock Plan (this "Plan") has been adopted by the board of directors (the "Board") of Valley Media, Inc., a Delaware corporation (the "Company"), and is subject to the approval of its stockholders. The purpose of this Plan is to advance the interests of the Company and its stockholders by enabling the Company to attract and retain qualified directors, officers, key employees, independent contractors, consultants and advisers by providing them with an opportunity for investment in the Company.

   B. Certain Definitions. The defined terms set forth in Exhibit A attached hereto and incorporated herein (together with other capitalized terms defined elsewhere in this Plan) will govern the interpretation of this Plan.

   C. Eligibility. The Company may grant Awards under this Plan only to (i) persons who, at the time of such grant, are directors, officers or key employees of the Company or any of its Subsidiaries, and (ii) persons who, and entities which, at the time of such grant, are independent contractors, consultants or advisers of the Company or any of its Subsidiaries ("Eligible Persons").

   D. Shares Reserved for Awards. In no event will the Company issue, in the aggregate, more than 1,206,000 Shares (inclusive of Shares issued pursuant to the 1997 Stock Option Plan prior to its amendment and restatement hereunder) pursuant to Awards.

   E. Administration. This Plan will be administered and interpreted by the Board, or by a committee consisting of two or more members of the Board, appointed by the Board for such purpose (the Board, or such committee, being referred to herein as the "Administrator"). Subject to the express terms and conditions hereof, the Administrator is authorized to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for its administration and interpretation. The Administrator's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Administrator with respect to the Plan shall be final, binding, and conclusive on all parties. Specifically, the Administrator will have full and final authority in its discretion, subject to the specific limitations on that discretion as are set forth herein and in the Certificate of Incorporation and Bylaws of the Company, at any time to:

     a. Select the Eligible Persons to receive Awards under the Plan.

     b. Determine the Awards to be made to each person selected.

     c. Determine the time or times when Awards will be made.

     d. Determine the conditions (including performance requirements) to which the Awards may be subject.

     e. Prescribe the form or forms evidencing Awards.

II. Options

   A. Options. Options may be granted hereunder ("Options") that represent the right by the grantee thereof (each, including any permitted transferee hereunder, an "Optionee") to acquire Shares (which, if acquired pursuant to the exercise of an Option, will be referred to as "Option Stock") subject to the terms and conditions of this Plan and a written agreement between the Company and the Optionee to evidence each such Option (an "Option Agreement"). In no event may any Eligible Person be granted Options under the Plan during any fiscal year of the Company entitling such person to acquire more than 150,000 Shares. With respect to each Option, the Administrator shall determine the terms and conditions of that Option, to be set forth in an Option Agreement evidencing that Option (the form of which also being subject to approval by the Administrator), including at a minimum the following:

     (i) the total number of Shares of Option Stock that may be acquired by the Optionee pursuant to that Option;

     (ii) whether that Option will be designated an "incentive stock option" as defined in Section 422 of the Code (an "ISO"), in which case the Option will be subject to all of the special provisions set forth in section II.B below;

     (iii) the per share purchase price to be paid to the Company by the Optionee to acquire the Option Stock issuable upon exercise of the Option (the "Option Price"); provided that the Option Price will not be less than one hundred percent (100%) of the Fair Market Value of the Shares as of the Grant Date, unless the Optionee is a 10% shareholder, in which case the Option Price will not be less than one hundred ten percent (110%) of such Fair Market Value;

     (iv) the maximum period or term during which that Option will be exercisable (the "Option Term") and/or the last date on which that Option may be exercised (the "Expiration Date"), provided that in no event may the Expiration Date be later than, or the Option Term be longer than, 10 years from the Grant Date;

     (v) the maximum period after any person ceases, for any reason, to be an Eligible Person (a "Loss of Eligibility Status"), whether resulting from his or her death, disability or any other reason, during which the Option will be exercisable (the "Grace Period"), subject to the earlier end of the Option Term; provided that if the Administrator fails to specify such Grace Periods, but subject to the provisions of section B below with respect to ISOs, the following Grace Periods will apply (and in no event may the Administrator select Grace Periods that are shorter than the following):
  (A) 30 days after such Loss of Eligibility Status, other than by reason of the Original Holder's death or disability, (B) 180 days after such Loss of Eligibility Status by reason of the Original Holder's death or disability;

     (vi) the form or forms of legal consideration in addition to cash (including without limitation Shares and unexercised Vested Options) that the Company will accept as payment of all or a portion of the Option Price or Tax Withholding Liability to be paid by the Optionee upon the exercise of an Option granted hereunder, and the fair market value of such non-cash consideration;

     (vii) the conditions (e.g., the passage of time or the occurrence of events), if any, that must be satisfied prior to the vesting of the right to exercise all, or specified portions of, an Option (such portions being described as a percentage of the total number of Shares of Option Stock that may be acquired by the Optionee pursuant to that Option; the vested portion being referred to as a "Vested Option" and the unvested portion being referred to as an "Unvested Option"); provided that if the Option Agreement does not otherwise specify, the Option will initially be deemed an entirely Unvested Option but portions of the Option will become a Vested Option on the following schedule: one-forty eighth (1/48) will become a Vested Option as of the last day of each successive calendar month beginning with the calendar month in which the Grant Date occurs, subject to the condition that the Original Holder does not suffer a Loss of Eligibility Status prior to each such vesting date.

   B. Special Provisions Relating to ISOs. Notwithstanding anything else in this Plan to the contrary, the following provisions will apply to each Option granted hereunder that is designated as an ISO and that is intended to qualify for the treatment available pursuant to Section 422 of the Code:

     (i) such ISO may be granted only to Eligible Persons who, as of the Grant Date, are employees of the Company or its Subsidiaries (as determined by Section 3401(c) of the Code);

     (ii) to the extent that the Fair Market Value of Option Stock (determined as of the Grant Date) with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its Subsidiaries) exceeds $100,000, the Option will not be treated as an ISO;

     (iii) the Option Price of an ISO will not be less than 100% of the Fair Market Value of the Shares as of the Grant Date;

     (iv) in the case of an ISO granted to an Optionee who is a 10% shareholder: (a) the Option Price will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares as of the Grant Date; and (b) the Option Term may not be more than five years; and

     (v) notwithstanding any Grace Period selected by the Administrator, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an ISO will not be available to an Optionee who exercises any ISO more than (i) three months following the Original Holder's Loss of Eligibility Status other than by reason of his or her death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, or
  (ii) twelve (12) months following such Original Holder's Loss of Eligibility Status by reason or his or her permanent and total disability, whichever case may be applicable.

   C. Additional Terms and Conditions of Stock Option Agreements. No Option will be deemed granted hereunder merely upon the authorization thereof by the Administrator, but will be deemed granted hereunder only upon the execution of an Option Agreement evidencing the same by both the Optionee and a duly authorized officer of the Company. In addition to the terms and conditions thereof to be determined by the Administrator pursuant to section A above, unless otherwise stated therein, each Option Agreement will be deemed to include the following terms and conditions:

     1. Exercise of the Option; Issuance of Share Certificate. That portion of the Option that is a Vested Option may be exercised by giving written notice thereof to the Company, on such form as may be specified by the Administrator, but in any event stating: the Optionee's intention to exercise the Option; the date of exercise; the number of Shares of Option Stock to be purchased (which number will be no less than 100 Shares, without regard to adjustments to the number of Shares subject to the Option pursuant to section VI.G below, or, if less, all of the remaining Shares subject to the Option); the amount and form of payment of the Option Price; and such assurances of the Optionee's investment intent as the Company may require to ensure that the transaction complies in all respects with the requirements of the 1933 Act and other applicable securities laws. The notice of exercise will be signed by the person or persons exercising the Option. In the event that the Option is being exercised by the representative of Optionee, the notice will be accompanied by proof satisfactory to the Company of the representative's right to exercise the Option. The notice of exercise will be accompanied by full payment of the Option Price for the number of Shares of Option Stock to be purchased in United States dollars in cash, by check made payable to the Company, or in the form of such other legal consideration as may be approved by the Administrator. The Administrator may allow the Option to be exercised, and the purchase price paid, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares. In addition, to the extent required by applicable federal, state, local or foreign law, and as a condition to the Company's obligation to issue any Shares upon the exercise of the Option in full or in part, Optionee will make arrangements satisfactory to the Company for the payment of any applicable Tax Withholding Liability that may arise by reason of or in connection with such exercise. Such arrangements may include, in the Company's sole discretion, that the Optionee tender to the Company the amount of such Tax Withholding Liability, in cash, by check made payable to the Company, in Company stock, or in the form of such other payment as may be approved by the Administrator.

     2. Compliance with Law. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after and on the condition that there has been compliance with all applicable federal and state securities laws. The Company will not be required to list, register or qualify any Shares of Option Stock upon any securities exchange, under any state or federal law, or with the Securities and Exchange Commission or any State agency, or secure the consent or approval of any governmental regulatory authority; provided, however, that if at any time the Board determines, in its discretion, that such listing, registration or qualification of the Shares of Option Stock, or any such consent or approval, is necessary or desirable as a condition of or in connection with the exercise of an Option and the purchase of Shares of Option Stock thereunder, that Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions that are not acceptable to the Board, in its discretion.

     3. Restrictions on Transfer.

       a. Options Nontransferable. No Option will be transferable by the Original Holder otherwise than by will or the laws of descent and distribution. During the lifetime of the Original Holder, the Option will be exercisable only by the Original Holder.

       b. Prohibited Transfers. All Transfers of Option Stock not complying with the specific limitations and conditions set forth in this section 3 are expressly prohibited. Any prohibited Transfer is void and of no effect. For purposes of this section 3, the term "Option Stock" includes all Shares issued by the Company as a stock split, stock dividend, and other similar distributions in respect of Shares of Option Stock.

       c. Market Standoff. If in connection with any public offering of securities of the Company (or any Successor Entity), the underwriter or underwriters managing such offering so requests, then each Optionee and each Holder of Shares of Option Stock will agree to not sell or otherwise Transfer any such Shares (other than Shares included in such underwriting) without the prior written consent of such underwriter, for such period of time as may be requested by the underwriter (not to exceed 210 days) commencing on the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

     4. Escrow. For purposes of facilitating the enforcement of the restrictions on Transfer set forth in this Plan or in any Option Agreement, the Administrator may, at its discretion, require the holder of Shares of Option Stock to deliver the certificate(s) for such Shares with a stock power executed by him or her and by his or her spouse (if required for Transfer), in blank, to the Secretary of the Company or his or her designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all-such Transfers and/or releases as are in accordance with the terms of this Plan. The certificates may be held in escrow so long as the Shares of Option Stock the ownership of which the certificates evidence are subject to any right of repurchase under this Plan or under an Option Agreement. Each Optionee, by exercising an Option, thereby acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the grant of an Option under this Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to an Option Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

     5. Change of Control Transactions. Notwithstanding any other provision of this Plan, in the event of a Change of Control Transaction (as defined herein):

       (i) immediately prior to the consummation of such Change in Control Transaction all Options that are not then vested shall become vested;

       (ii) with respect to all Options that are outstanding as of the consummation of such Change of Control Transaction, the Board, in its sole discretion, may determine that it is in the best interests of the Company, and if so may take all appropriate action either to:

         a. cancel all such Options effective immediately prior to the consummation of the Change of Control Transaction and, in connection with each Option, notify the Optionee of the proposed Change of Control Transaction reasonably prior to its consummation so that the Optionee will have an opportunity to exercise the Option immediately prior to such consummation; or

         b. require the Successor Entity in such Change of Control Transaction to assume the outstanding Options or substitute therefor comparable options of such Successor Entity (or of its parent or its Subsidiary); and

       (iii) with respect to all Shares of Option Stock that have been issued and that are outstanding as of the consummation of such Change of Control Transaction, the Company will have the right (but not the obligation) to repurchase all (but not less than all) of the Shares by paying the Holder thereof cash, or canceling any indebtedness of such Holder to the Company, or both, at a closing to be held contemporaneously with the consummation of the Change of Control Transaction; provided that the repurchase price for such Shares will be an amount per share that is equal to the Fair Market Value of the Shares based on the Board's good faith estimate of the valuation of the Company implied by the estimated fair market value of the total consideration to be paid in connection with the Change of Control Transaction.

   For purposes of this section 5: the term "Change of Control Transaction" means (i) the sale of all or substantially all of the assets of the Company;
(ii) any change in ownership or control of the outstanding voting securities of the Company following which any Person other than Barnet J. Cohen, Barbara C. Cohen, any Affiliate or Associate of Barnet J. Cohen or Barbara C. Cohen, or the Company's Employee Stock Ownership Plan, beneficially owns, together with its Affiliates and Associates, thirty five percent (35%) or more of the outstanding voting securities of the Company; (iii) any change in the membership of the Company's Board of Directors after the closing date of the Company's Initial Public Offering following which Continuing Directors do not constitute a majority of the Board; or (iv) a Business Combination immediately following which the stockholders of the Company immediately prior to such Business Combination do not hold more than sixty five percent (65%) of the outstanding voting securities of the Successor Entity in the same proportion as such shareholders held common stock of the Company immediately prior to such Business Combination; the term "Business Combination" means a merger or consolidation of the Company and one or more other Persons in which the Company or a subsidiary of the Company is a merging or consolidating party.

     6. Additional Restrictions on Transfer; Investment Intent. By accepting an Option and/or Shares of Option Stock under this Plan, the Optionee will be deemed to represent, warrant and agree that, unless a registration statement is in effect with respect to the offer and sale of such Shares of Option Stock: (i) neither the Option nor any such Shares will be freely tradable and must be held indefinitely unless such Option and such Shares are either registered under the 1933 Act or an exemption from such registration is available; (ii) the Company is under no obligation to register the Option or any such Shares; (iii) upon exercise of the Option, the Optionee will purchase the Shares of Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (iv) no one else will have any beneficial interest in the Option Stock; (v) the Optionee has no present intention of disposing of the Option Stock at any particular time; and (vi) neither the Option nor the Shares have been qualified under the securities laws of any state and may only be offered and sold pursuant to an exception from qualification under applicable state securities laws.

     7. Stock Certificates; Legends. Certificates representing Shares of Option Stock will bear all legends required by law and necessary or appropriate in the Administrator's discretion to effectuate the provisions of this Plan and of the applicable Option Agreement.

     8. Other Provisions. Each Option Agreement may contain such other terms, provisions and conditions, not inconsistent with this Plan, including restrictions on the Transfer of shares of Option Stock, and rights of the Company to repurchase such Shares, as may be determined by the Administrator in its sole discretion.

     9. Specific Performance. Under those circumstances in which the Company chooses to timely exercise its rights to repurchase Shares of Option Stock as provided herein, the Company will be entitled to receive such Shares in specie in order to have the same available for future issuance without dilution of the holdings of other stockholders of the Company. By accepting Shares of Option Stock, the Optionee acknowledges and agrees that money damages will be inadequate to compensate the Company and its stockholders if such a repurchase is not completed as contemplated hereunder, and that the Company will, in such case, be entitled to a decree of specific performance of the terms hereof or to an injunction restraining the Optionee (or his or her personal representative) from violating this Plan or Option Agreement, in addition to any other remedies that may be available to the Company at law or in equity.

     10. No Stockholder Rights. No rights or privileges of a stockholder in the Company are conferred by reason of the granting of the Option. No Optionee will become a stockholder in the Company with respect to any Shares of Option Stock unless and until the Option has been properly exercised and the Option Price fully paid as to the portion of the Option exercised.

III. Stock Appreciation Rights

   Any Option granted under the Plan may include a SAR, either at the time of grant or by amendment. SARs may be granted to an Eligible Participant independent of any prior or contemporaneous Option grant and such freestanding SARs shall be exercisable as provided therein without regard to any Option. In no event may any Eligible Person be granted freestanding SARs under the Plan during any fiscal year of the Company entitling such person to acquire more than 150,000 Shares (or the cash equivalent of such Shares). In addition to such terms and conditions not inconsistent with the Plan as the Administrator shall impose, SARs shall be subject to the following terms:

     A. Right to Exercise. A SAR granted with an Option shall be exercisable to the extent and only to the extent the Option is exercisable. A SAR not included in an Option shall have a "purchase price" ascribed thereto by the Administrator in granting such SAR, which shall not be less than the Fair Market Value of the Shares on the Date of Grant.

     B. Payment. An exercisable SAR shall entitle the Holder to surrender the SAR or the Option in which it is included, as the case may be, or any portion thereof, and, to receive in exchange therefor that number of Shares having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one Share over the purchase price per share specified in such SAR or Option times the number of Shares called for by the SAR or Option, or portion thereof, which is so surrendered. The Administrator shall be entitled to elect to settle the Company's obligation arising out of the exercise of a SAR by the payment of cash or partially by payment of cash and partially by the delivery of Shares, the total value of which shall be in either case equal to the aggregate Fair Market Value of the Shares it would otherwise be obligated to deliver. The Administrator shall also have the right to place such limitations and restrictions on the obligation to make such cash payments or deliver Shares under SARs as it, in its sole discretion, deems to be in the best interest of the Company. Fair Market Value with respect to a SAR exercise shall be determined as of the trading day immediately preceding the day on which the SAR is exercised. To the extent that a SAR included in an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

     C. Special Rules Governing SARs. A SAR not included in an Option shall be evidenced by an agreement between the Company and the Holder in a form approved by the Administrator. Any SAR granted under the Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose, including the following:

       (i) The SAR will lapse no later than the underlying Option for SARs accompanying an Option or, for freestanding SARs, no later than 10 years from its Grant Date;

       (ii) Such terms as the Administrator determines are necessary or desirable to qualify the SAR under Rule 16b-3, as promulgated by the SEC under the Securities Exchange Act of 1934, for those Holders to whom such qualification is relevant.

     D. Other Limitations. Such other limitations as the Administrator shall impose.

IV. Performance Shares

   A. General. One or more Awards of Performance Shares may be made to an Eligible Participant. Performance Shares shall be credited to a Performance Share account to be maintained for the Holder of the Performance Share Award. Each Performance Share shall be deemed to be the equivalent of one Share. The maximum value of any Award of Performance Shares under the Plan to any Eligible Person during any fiscal year of the Company shall not exceed the fair market value equivalent of 150,000 Shares, such fair market value to be determined as of the Grant Date of such Award and by assuming that any performance goals in connection with such Award have been met as of such date. The Award of Performance Shares under the Plan shall not entitle the Holder to any interest in, or dividend, voting, or other rights as a stockholder. The value of the Performance Shares in a Holder's Performance Share account at the time of Award or the time of payment shall be the Fair Market Value at any such time of an equivalent number of Shares.

   If any Performance Shares awarded under the Plan shall be forfeited, cancelled, or not paid out in full, such Performance Shares may again be awarded under the Plan. Shares delivered upon payment of Performance Shares may be either treasury shares, shares purchased for the account of the participant or authorized and unissued shares, or any combination thereof.

   B. Award Period and Performance Goals. The Administrator shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made ("Award Period"). The Administrator shall also establish performance objectives ("Performance Goals") to be met by the Company, a Subsidiary or a division during the Award Period as a condition to payment of the Performance Share Award. The Performance Goals will be based on cash flow, expenses, increases in stock price, market share, net income (before or after taxes), net operating income, return on assets, return on equity, return on investment, revenue, total stockholder return, earnings per share, or implementation of processes or projects. In establishing the Performance Goals, the Administrator may apply the performance criteria as a measure of the performance of any, all or any combination of the Company, any Subsidiary, any division or any product or service category. The Performance Goals may include minimum and optimum objectives or a single set of objectives. The Administrator shall set forth the Performance Goals relating to any Award in a written statement provided to the Holder not later than the 90th day of the Award Period to which such Award relates.

   C. Payment of Performance Share Awards. The Administrator shall establish the method of calculating the amount of payment to be made under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share Award shall be expressed in terms of Shares. After the completion of an Award Period, the performance of the Company, Subsidiary or division shall be measured against the Performance Goals, and the Administrator shall determine whether all, none or any portion of a Performance Share Award shall be paid. The Administrator, in its discretion, may elect to make payment in Shares, cash or a combination of Shares and cash. Any cash payment shall be based on the Fair Market Value of Shares on the date of payment or a recent practicable date prior thereto.

   D. Requirement of Employment. A Holder of a Performance Share Award must remain in the employment of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Share Award, provided that the Administrator may, in its sole discretion, provide for a partial payment upon the Holder's death or total disability (as defined in Section 22(e)(3) of the Code) or upon the occurrence of a Change in Control Transaction.

   E. Dividends. The Administrator may, in its discretion, at the time of the granting of a Performance Share Award, provide that any dividends declared on the common stock during the Award Period, that would have been paid with respect to Performance Shares had they been owned by the Holder, be (i) paid to the Holder or (ii) accumulated for the benefit of the Holder and used to increase the number of his or her Performance Shares.

V. Stock Issuances

   A. Stock Issuance Terms. Shares may be issued as a Stock Issuance through direct and immediate issuances to an Eligible Person. In no event may any Eligible Person be granted Stock Issuances under the Plan during any fiscal year of the Company of more than 150,000 Shares. Each such Stock Issuance shall be evidenced by a stock issuance agreement which complies with the terms specified below.

     1. Purchase Price. The purchase price per Share shall be fixed by the Administrator, but shall not be less than the par value of a Share. Shares may be issued as Stock Issuances for any of the following items of consideration which the Administrator may deem appropriate in each individual instance:

       a. cash or check made payable to the Company;

       b. past services rendered to the Company (or any Subsidiary); or

       c. the foregoing of salary or bonus otherwise payable to the Holder by the Company as accrued through the Grant Date of the Stock Issuance.

     2. Vesting Provisions. Shares issued as Stock Issuances may, in the discretion of the Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over time or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested Shares issued as the Stock Issuances shall be determined by the Administrator and incorporated into the stock issuance agreement. These elements will include:

       a. the service period to be completed by the Holder or the performance objectives to be attained;

       b. the number of installments in which the Shares are to vest;

       c. the interval or intervals (if any) which are to lapse between installments;

       d. the effect which death, disability or other events designated by the Plan Administrator to have upon the vesting schedule; and

       e. such holding periods, if any, as must be satisfied prior to the sale of any Shares granted as Stock Issuances.


   B. Stockholder Rights. The Holder shall have full stockholder rights with respect to any Shares issued to the Holder as Stock Issuances, whether or not the Holder's interest in those Shares is vested. Accordingly, the Holder shall have the right to vote such Shares and to receive any regular cash dividends paid on such Shares.

   C. Return of Shares. Should the Holder suffer a Loss of Eligibility Status while holding one or more unvested Shares issued as Stock Issuances or should the performance objectives not be attained with respect to one or more such unvested Shares, then those Shares shall be immediately surrendered to the Company for cancellation and the Holder shall have no further stockholder rights with respect to those Shares. To the extent the surrendered Shares were previously issued to the Holder for consideration paid in cash or cash equivalent (including the Holder's purchase-money indebtedness), the Company shall repay to the Holder the cash consideration paid for the surrendered Shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Holder attributable to the surrendered Shares. The Administrator may in its discretion waive the surrender and cancellation of one or more unvested Shares otherwise required hereunder.

   D. Escrow. Unvested Shares may, in the Administrator's discretion, be held in escrow by the Company until the Holder's interest in such shares vests or any holding periods expire, or may be issued directly to the Holder with restrictive legends on the certificates evidencing those unvested shares.

VI. Miscellaneous

   A. Financing. The Administrator may permit any Optionee or Holder to pay the Option Price upon exercise of an Option or the purchase price of Shares issued as Stock Issuances by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Holder exceed the sum of (i) the aggregate Option Price or purchase price payable for the purchased Shares plus (ii) any Tax Withholding Liability in connection with the option exercise or Share purchase.

   B. Tax Withholding. The Company's obligation to deliver Shares upon the exercise of Options or the issuance or vesting of such Shares under the Plan shall be subject to the satisfaction of all Tax Withholding Liability requirements. The Administrator may, in its discretion, provide any or all Holders of non-qualified Options or unvested Shares under the Plan with the right to use Shares and Vested Options in satisfaction of all or part of the Tax Withholding Liability arising in connection with the exercise of their Options or the vesting of their Shares.

   C. Term of the Plan. The 1997 Stock Option Plan shall continue until the effective date of this Plan, which date shall be the date of approval of the Plan by the stockholders of the Company. At such date the 1997 Stock Option Plan shall be amended and restated as the Plan. The Plan shall terminate upon the earliest to occur of (i) March 31, 2009, or (ii) the date on which all Shares available for issuance under the Plan shall have been issued as fully-vested shares. Should the Plan terminate on March 31, 2009, then all Options and unvested Stock Issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such Options or issuances.

   D. Amendment of The Plan. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Holder consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

   E. Regulatory Approvals. The implementation of the Plan, the granting of any Option and the issuance of any Shares under the Plan shall be subject to the procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it and the Shares issued pursuant to it.

   No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Shares are then listed for trading.

   F. No Employment/Service Rights. Nothing in the Plan shall confer upon any Eligible Person any right to continue as an employee or consultant of the Company or any Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person) or any Eligible Person, which rights are hereby expressly reserved by each, to terminate such person's employment or consulting relationship at any time for any reason, with or without cause.

   G. Adjustment for Changes in Capitalization. If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of Shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number of Shares with respect to which any one person may be granted Options, freestanding SARs, Performance Shares and Stock Issuances under the Plan per calendar year, (iii) the number and/or class of securities and the exercise price per Share in effect under each outstanding Option or other Award. Such adjustments to the outstanding Options or other Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Options or other Awards. The adjustments determined by the Administrator shall be final, binding and conclusive.

   H. Notice. Any notice required to be delivered under this Plan to the Company shall be directed to the attention of the Corporate Secretary at the Company's principal executive offices. Any notice required to be delivered to any Holder or Eligible Person shall be delivered to the address of such person as maintained in the records of the Company. Notices shall be deemed given when delivered, either in person or by an independent courier service, or on the fifth business day after having been mailed via United States mail, postage prepaid and properly addressed.

                           VALLEY RECORD DISTRIBUTORS
                             1997 Stock Option Plan

                                   Exhibit A
                                  Definitions

   1. "10% shareholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and/or of its Subsidiaries.

   2. "1933 Act" means the Securities Act of 1933, as amended.

   3. "Affiliate" means, with respect to a first Person, a second Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.

   4. "Associate" means, with respect to a Person, (a) any corporation or organization of which such Person is an officer, partner or, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

   5. "Award" means, individually or collectively, any Option, SAR, Stock Issuance or Performance Share Award.

   6. "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of the Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

   7. "Continuing Director" means, at any given time, a member of the Company's Board of Directors who was (a) a member of the Board on the closing date of the Company's Initial Public Offering, (b) elected to the Board by the Board after the closing date of the Company's Initial Public Offering, provided that a majority of the Continuing Directors voted in favor of such election, or (c) nominated to the Board by the Board after the closing date of the Company's Initial Public Offering, provided that a majority of the Continuing Directors voted in favor of such nomination, and subsequently elected to the Board by the stockholders of the Company.

   8. "Donative Transfer" with respect to Shares of Option Stock means any Transfer, other than a Permitted Transfer or an Involuntary Transfer, without the receipt of cash or other legal consideration in payment therefor.

   9. "Fair Market Value" means, with respect to the Shares and as of the date that is relevant to such a determination (e.g., on the Grant Date), the market price per share of such Shares determined by the Administrator, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith, as follows: (a) if the Shares are traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date; (b) if the Shares are traded over-the-counter on the date in question and are classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price quoted by the NASDAQ system for such date; (c) if the Shares are traded over-the-counter on the date in question but are not classified as a national market issue, then the Fair Market Value will be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and (d) if none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Administrator in good faith on such basis as it deems appropriate, taking into consideration the provisions of Section 260.141.50 of Title 10 of the California Code of Regulations.

   10. "Grant Date" means, with respect to an Award, the date on which the agreement evidencing that Award is entered into between the Company and the Holder, or such other date as may be set forth in that agreement as the "Grant Date" which will be the effective date of that agreement.

   11. "Holder" means a person who has been granted an Award.

   12. "Initial Public Offering" means the closing of the first sale of securities of the Company, or of any Successor Entity, to the public, through a firm commitment underwriting, for an aggregate price (exclusive of underwriters' discounts and commissions and expenses of the offering) of at least seven million five hundred thousand dollars ($7,500,000), pursuant to an effective registration statement (other than on Form S-8 or S-4 or successor forms to either of such forms) filed with the Securities and Exchange Commission under the 1933 Act.

   13. "Original Holder" means the original Eligible Person to whom an Option is granted under the Plan, even if such Option is transferred pursuant to the terms of the Plan.

   14. "Performance Share" means an Award granted under Section IV of the Plan.

   15. "Person" means any individual, corporation, partnership, limited liability company, sole proprietorship, joint venture or other organization.

   16. "SAR" means a stock appreciation right granted under Section III of the Plan, whether or not granted in tandem with an Option.

   17. "Shares" means shares of the Company's common stock, $.001 par value per share.

   18. "Stock Issuance" means an issuance of Shares as an Award under Section V of the Plan.

   19. "Subsidiary" has the same meaning as "subsidiary corporation" as defined in Section 424(f) of the Code.

   20. "Successor Entity" means a corporation or other entity that acquires all or substantially all of the assets of the Company, or which is the surviving or parent entity resulting from a Business Combination, as that term is defined in section II.C.6 of the Plan.

   21. "Tax Withholding Liability" in connection with the exercise of any Option or receipt of any Award means all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

   22. "Transfer" with respect to Shares includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of those Shares.

                                                         VALLEY MEDIA INC.

                                                  ANNUAL MEETING OF STOCKHOLDERS

                                                      Friday, July 23, 1999
                                                            10:00 a.m.

                                                     Hedrick Ag History Center
                                                           1962 Hays Lane
                                                     Woodland, California 95776

[LOGO] VALLEY MEDIA, INC.

Valley Media, Inc.
1280 Santa Anita Court, Woodland, California 95776                      PROXY

-------------------------------------------------------------------------------

This proxy statement is solicited by the Board of Directors for use at the Annual Meeting on July 23, 1999.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

By signing this proxy, you revoke all prior proxies and appoint Barnet J. Cohen, Robert R. Cain, and J. Randolph Cerf and each of them, with full power of substitution and revocation, to represent you and vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements of such meeting.

                     See reverse for voting instructions.

                           \/ Please detach here \/
--------------------------------------------------------------------------------



                                  The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.
1. Election of directors:       01 Robert R. Cain       02 Lawrence Archibald         [_]  Vote FOR           [_]  Vote WITHHELD
                                                                                           all nominees            from all nominees
(Instructions: To withhold authority to vote for any indicated nominee,        -----------------------------------------------------
write the number(s) of the nominee(s) in the box provided to the right.)       -----------------------------------------------------

2. Item 2: To approve the amendment and restatement of the Company's            [_]  For        [_]  Against    [_]  Abstain
   1997 Stock Option Plan
3. Item 3: To ratify the selection of Deloitte & Touche LLP as                  [_]  For        [_]  Against    [_]  Abstain
   independent auditors of the Company for fiscal 2000
4. In their discretion the proxies are authorized to vote upon such             [_]  For        [_]  Against    [_]  Abstain
   other matters as may properly come before the meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL
                                                                                                        ---
Address Change? Mark Box [_]                                                        Date:
Indicate changes below:                                                                  --------------------------------------

                                                                                ----------------------------------------------------


                                                                                ----------------------------------------------------

                                                                                Signature(s) In Box
                                                                                Please sign exactly as your name(s) appear on Proxy.
                                                                                If held in joint tenancy, all persons must sign.
                                                                                Trustees, administrators, etc., should include title
                                                                                and authority. Corporations should provide full name
                                                                                of corporation and title of authorized officer
                                                                                signing the proxy.

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------

                                           VALLEY MEDIA, INC.

                                     ANNUAL MEETING OF STOCKHOLDERS

                                          Friday, July 23, 1999
                                               10:00 a.m.

                                       Heidrick Ag History Center
                                             1962 Hays Lane
                                       Woodland, California 95776










    [LOGO]         Valley Media, Inc.                                      ESOP
VALLEY MEDIA INC.  1280 Santa Anita Court, Woodland, California 95776      proxy
--------------------------------------------------------------------------------

This proxy statement is solicited by the Board of Directors for use at the Annual Meeting on July 23, 1999.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

By signing this proxy, you revoke all prior proxies and appoint Barnet J. Cohen, Robert R. Cain, and J. Randolph Cerf and each of them, with full power of substitution and revocation, to represent you and vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements of such meeting.








                     See reverse for voting instructions.

                           \/ Please detach here \/
--------------------------------------------------------------------------------



                                  The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.
1. Election of directors:       01 Robert R. Cain       02 Lawrence Archibald         [_]  Vote FOR           [_]  Vote WITHHELD
                                                                                           all nominees            from all nominees
(Instructions: To withhold authority to vote for any indicated nominee,        -----------------------------------------------------
write the number(s) of the nominee(s) in the box provided to the right.)       -----------------------------------------------------

2. Item 2: To approve the amendment and restatement of the Company's            [_]  For        [_]  Against    [_]  Abstain
   1997 Stock Option Plan
3. Item 3: To ratify the selection of Deloitte & Touche LLP as                  [_]  For        [_]  Against    [_]  Abstain
   independent auditors of the Company for fiscal 2000
4. In their discretion the proxies are authorized to vote upon such             [_]  For        [_]  Against    [_]  Abstain
   other matters as may properly come before the meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL
                                                                                                        ---
Address Change? Mark Box [_]                                                        Date:
Indicate changes below:                                                                  --------------------------------------

                                                                                ----------------------------------------------------


                                                                                ----------------------------------------------------

                                                                                Signature(s) In Box
                                                                                Please sign exactly as your name(s) appear on Proxy.
                                                                                If held in joint tenancy, all persons must sign.
                                                                                Trustees, administrators, etc., should include title
                                                                                and authority. Corporations should provide full name
                                                                                of corporation and title of authorized officer
                                                                                signing the proxy.

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------